Calculation of Filing Fee Tables
S-8
CYBIN INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares issuable under the Equity Incentive Plan	Other	4,000,000	$ 11.73	$ 46,920,000.00	0.0001381	$ 6,479.65
2	Equity	Common Shares underlying outstanding Options, issuable upon exercise, under the Equity Incentive Plan	Other	759,436	$ 11.73	$ 8,908,184.28	0.0001381	$ 1,230.22
3	Equity	Common Shares underlying outstanding Restricted Share Units, issuable upon settlement, under the Equity Incentive Plan	Other	364,322	$ 11.73	$ 4,273,497.06	0.0001381	$ 590.17
4	Equity	Common Shares underlying outstanding Performance Share Units, issuable upon settlement, under the (Inducement) Performance Share Unit Agreement	Other	425,000	$ 11.73	$ 4,985,250.00	0.0001381	$ 688.46
5	Equity	Common Shares underlying outstanding Restricted Share Units, issuable upon settlement, under the (Inducement) Restricted Share Unit Agreement	Other	970,000	$ 11.73	$ 11,378,100.00	0.0001381	$ 1,571.32
Total Offering Amounts:						$ 76,465,031.34		$ 10,559.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,559.82
Offering Note
[1]	Represents 4,000,000 common shares, no par value, of Cybin Inc. (the "Common Shares") issuable under the Equity Incentive Plan of Cybin Inc. (the "Equity Incentive Plan"). The proposed maximum price per Common Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low prices for the Common Shares as reported on the Nasdaq Global Market on August 31, 2026. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable under the Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Cybin Inc.'s receipt of consideration which would increase the number of outstanding Common Shares.

[2]	Represents 759,436 Common Shares underlying outstanding options (the "Options"), issuable upon exercise, under the Equity Incentive Plan. The proposed maximum price per Common Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the Nasdaq Global Market on August 31, 2026. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable pursuant to outstanding Options under the Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Cybin Inc.'s receipt of consideration which would increase the number of outstanding Common Shares.

[3]	Represents 364,322 Common Shares underlying outstanding restricted share units (the "Restricted Share Units"), issuable upon settlement, under the Equity Incentive Plan. The proposed maximum price per Common Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the Nasdaq Global Market on August 31, 2026. These 364,322 Common Shares may deemed to be "restricted securities" and/or "control securities" under the Securities Act and the rules and regulations promulgated thereunder that are issuable to the selling securityholders identified in this registration statement on Form S-8. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable pursuant to outstanding Restricted Share Units under the Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Cybin Inc.'s receipt of consideration which would increase the number of outstanding Common Shares.

[4]	Represents 425,000 Common Shares underlying outstanding performance share units (the "Performance Share Units"), issuable upon settlement, under the (Inducement) Performance Share Unit Agreement of Cybin Inc. (the "(Inducement) Performance Share Unit Agreement"). The proposed maximum price per Common Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the Nasdaq Global Market on August 31, 2026. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable pursuant to outstanding Performance Share Units under the (Inducement) Performance Share Unit Agreement by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Cybin Inc.'s receipt of consideration which would increase the number of outstanding Common Shares.

[5]	Represents 970,000 Common Shares underlying outstanding Restricted Share Units, issuable upon settlement, under the (Inducement) Restricted Share Unit Agreement of Cybin Inc. (the "(Inducement) Restricted Share Unit Agreement"). The proposed maximum price per Common Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the Nasdaq Global Market on August 31, 2026. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable pursuant to outstanding Restricted Share Units under the (Inducement) Restricted Share Unit Agreement by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Cybin Inc.'s receipt of consideration which would increase the number of outstanding Common Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources